As filed with the Securities and Exchange Commission on April 18, 2005

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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 14, 2005


                      METROMEDIA INTERNATIONAL GROUP, INC.
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             (Exact name of registrant as specified in its charter)

            Delaware                  1-5706                58-0971455
     ----------------------         ----------           ----------------
 (State or other jurisdiction      (Commission            (IRS Employer
        of incorporation)          File Number)         Identification No.)


        8000 Tower Point Drive, Charlotte, NC                  28227
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       (Address of principal executive offices)             (Zip Code)


       Registrant's telephone number, including area code: (704) 321-7380
                                                           --------------

          (Former name or former address, if changed since last report)





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Item 8.01.     Other Events

On April 14, 2005, Metromedia International Group, Inc. (the "Company") announced that the Company had received notification from the trustee of its 10 1/2 % Senior Notes Due 2007 ("Senior Notes") concerning non-compliance with certain covenants in the indenture (the "Indenture") governing the Senior Notes. The trustee reported that it had not received the following documents from the
Company:

     o The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (the "Current Annual Report");

     o An Officers' Certificate executed by the Company's Chief Executive Officer and Chief Financial Officer containing management's representations that the Company has complied with the covenants of the Indenture; and

     o A certificate executed by the Company's independent public accountants representing that nothing has come to their attention that leads them to believe that the Company failed to comply with the covenants of the Indenture.

Under the terms of the Indenture, the Company must resolve these compliance matters no later than June 3, 2005 in order to avoid an event of default. If such an event of default were to occur, the trustee or holders of at least 25% of the aggregate principal amount of the Senior Notes outstanding could declare all Senior Notes to be due and payable immediately, and should that happen, the Company would not have sufficient corporate cash to meet this obligation.

     The press release announcing this matter is attached as Exhibit 99.1 and is incorporated herein by reference.


Item 9.01.     Financial Statements and Exhibits

               (c)     Exhibits.

99.1     Press Release of Metromedia International Group, Inc., dated April 14,
         2005.

SIGNATURE
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               METROMEDIA INTERNATIONAL GROUP, INC.


                               By: /s/ HAROLD F. PYLE, III
                                   ---------------------------------------------
                                   Name: Harold F. Pyle, III
                                   Title: Executive Vice President Finance,
                                          Chief Financial Officer and Treasurer

Date: April 18, 2005
Charlotte, NC